Sub-Item 77Q1(e)

            Copies of any new or amended Registrant investment advisory contracts:

            Amendment to Investment Advisory Agreement between JPMorgan Trust II and JPMorgan Investment Advisors, Inc, amended as of December 31, 2009
      Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on February 25, 2010
            (Accession Number 0001145443-10-000327).